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                                                                   Exhibit 10.29




                                                 January 12, 2000


Judith Rodin, PhD.
President
University of Pennsylvania
100 College Hall
Philadelphia, PA   19104

Dear Judith:

                  This will confirm the following agreement relating to the deferral of, and payment of, your directors' fees and retainers in 2000:

                  1. All directors' fees and retainers ("Fees") payable to you in connection with your service on the boards of directors (including committees of such boards) of AMR Corporation and American Airlines, Inc. for the period January 1, 2000 through December 31, 2000, will be deferred and paid to you in accordance with the following:

                  2. Fees will be converted to Stock Equivalent Units in accordance with the Directors' Stock Equivalent Purchase Plan, a copy of which is attached hereto as Exhibit A.

                  3. Upon your retirement from the Board of Directors of AMR all the Stock Equivalent Units will be converted to cash and paid to you by multiplying the number of Stock Equivalent Units as of the date of your retirement by the arithmetic mean of the high and low of AMR stock ("fair market value") during the calendar month immediately preceding such retirement date. Such payment will occur within 30 days of your retirement date.

                  4. AMR's obligation to make payments pursuant to paragraph 3 hereof will not be released or modified by reason of your death. In such event, the number of Stock Equivalent Units as of your date of death will be multiplied by the fair market value of AMR stock during the calendar month immediately preceding your death, and the amount paid to the Trustees under your Revocable Agreement of Trust, dated September 15, 1997, as amended November 3, 1997, Judith Rodin Settlor and Trustee.


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                  If the foregoing is satisfactory to you, please indicate by signing one of the originals (two are enclosed) and returning it to me.

                                             Very truly yours,




                                             Charles D. MarLett
                                             Corporate Secretary




Accepted and agreed:




Judith Rodin




Date